Exhibit 99.1

FOR IMMEDIATE RELEASE

Monday, December 22, 2008

DRS TECHNOLOGIES ANNOUNCES RECEIPT OF REQUISITE CONSENTS
IN CONSENT SOLICITATION FOR ITS 6-7/8% AND 7-5/8% SENIOR SUBORDINATED NOTES
AND 6-5/8% SENIOR NOTES

PARSIPPANY, N.J., December 22 – DRS Technologies, Inc., a subsidiary of Finmeccanica S.p.A. (FNC.MI), today announced that it successfully has completed its consent solicitation for its 6-7/8% Senior Subordinated Notes due 2013, 6-5/8% Senior Notes due 2016 and 7-5/8% Senior Subordinated Notes due 2018 (the "Notes"). Pursuant to the consent solicitation, DRS Technologies solicited the consent of bondholders to amendments (the "Proposed Amendments") that would modify the reporting covenant in each indenture governing the Notes. As a result of the adoption of the amendments, the company will not need to file reports with the U.S. Securities and Exchange Commission. The company instead will provide holders of the Notes the parent company’s (Finmeccanica’s) consolidated annual and interim financial reports.

As of 5:00 p.m. New York City time on December 19, 2008, the expiration time of the consent solicitation, DRS Technologies had received consents from the holders of a majority in aggregate principal amount of all three series of Notes. As of the expiration time, holders of the 6-7/8% Senior Subordinated Notes due 2013 representing approximately 90.49% of the aggregate principal amount outstanding of such Notes, holders of the 6-5/8% Senior Notes due 2016 representing approximately 88.08% of the aggregate principal amount outstanding of such Notes and holders of the 7-5/8% Senior Subordinated Notes due 2018 representing approximately 95.15% of the aggregate principal amount outstanding of such Notes had consented to the Proposed Amendments.

As a result of receiving the requisite consents to adopt the Proposed Amendments, DRS Technologies, certain subsidiaries of DRS Technologies (the “Subsidiary Guarantors”) and Finmeccanica will enter into supplemental indentures with The Bank of New York Mellon, as successor trustee (the “Trustee”), with respect to each of the indentures governing the Notes to effect the Proposed Amendments to each of these indentures.

Any questions regarding the consent solicitation or requests for copies of the Consent Solicitation Statement, dated December 5, 2008 (or any supplement thereto) (the "Consent Solicitation Statement"), the consent form or related documents should be directed to Global Bondholder Services Corporation, 65 Broadway, Suite 723 New York, New York 10006, phone (212) 430-3774 (collect), (866) 540-1500 (toll free), which is acting as information and tabulation agent for the consent solicitation, or Merrill Lynch & Co., Liability Management, 4 World Financial Center, 7th Floor, New York, NY 10080, phone (212) 449-4914 (collect), (888) 654-8637 (toll free), which is acting as solicitation agent for the consent solicitation.

This press release does not constitute a solicitation of consents with respect to any Notes. The consent solicitation is being made solely pursuant to the Consent Solicitation Statement and related documents. Neither the consent solicitation nor this press release constitute an offer to buy or the solicitation of an offer to sell Notes in any circumstance or jurisdiction in which such offer or solicitation is unlawful.

About DRS Technologies
DRS Technologies, headquartered in Parsippany, New Jersey, is a leading supplier of integrated products, services and support to military forces, government agencies and prime contractors worldwide. For more information about DRS Technologies, please visit www.drs.com.

About Finmeccanica
Headquartered in Italy, Finmeccanica is a leading global high-technology company with core competencies in the design and manufacture of helicopters, civil and military aircraft, aero structures, satellites, space infrastructure, missiles, defense electronics and security. The company employs more than 70,000 people worldwide. For more information about Finmeccanica, please visit www.finmeccanica.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. Such statements, including statements relating to DRS Technologies’ expectations for future financial performance, are not considered historical facts and are considered forward-looking statements under the federal securities laws. These statements may contain words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “could,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible” or similar expressions. These statements are not guarantees of DRS Technologies’ future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements and include, without limitation, demand and competition for DRS Technologies’ products and other risks or uncertainties detailed in DRS Technologies’ U.S. Securities and Exchange Commission filings, which DRS Technologies now files on a voluntary basis. Given these uncertainties, you should not rely on forward-looking statements. Such forward-looking statements speak only as of the date on which they were made, and DRS Technologies undertakes no obligations to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information contact:
Finmeccanica S.p.A. Investor Relations

John D. Stewart
Vice President, Investor Relations
+39 06 32473 290
john.stewart@finmeccanica.com

Raffaella Luglini
Investor Relations Officer
+39 06 32473 066
raffaella.luglini@finmeccanica.com

DRS Technologies Bondholder Contacts:

Patricia M. Williamson
Vice President
(973) 898-6025
p.williamson@drs.com

J. Patrick Fuhrmann
Director
(973) 451-3530
fuhrmann@drs.com

Finmeccanica Media Contacts:

Finmeccanica S.p.A
+39 06 32473 313
pressoffice@finnmeccanica.com

Richard Coltart
Vice President, International Media Relations
+44 789 400 5842
+44 789 400 5837
richard.coltart@finmeccanica.com

Dan Hill
(571) 426-6837
dan.hill@finmeccanica.com

Roberto Alatri
Vice President, Press Office
+39 347 4184 430
Roberto.alatri@finmeccanica.com

Roberta Acocella
Head of Periodical Trade Press
+39 335 5335 262
roberta.acocella@finmeccanica.com

DRS Technologies Media Contact:

Richard M. Goldberg
Vice President, Public Affairs
(973) 451-3584
goldberg@drs.com